Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

THIRD quarter 2025 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – November 11, 2025 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended September 30, 2025.

Third Quarter Summary

Total Operating Revenue of $114.3 million, increased 24.9% from Q3 2024

Total Operating Loss of ($0.1) million, versus ($2.2) million in Q3 2024

Adjusted Operating Income(1) of $4.2 million, versus $1.1 million in Q3 2024

Adjusted Operating Ratio(1) of 96.3% compared to 98.8% in Q3 2024

Total Units delivered of 605,341, an increase of 21% from Q3 2024

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “In the third quarter, PAL delivered strong revenue during a slower seasonal period, and further improved profitability, demonstrating continued momentum from market share gains, operational improvements and strategic execution. We continue to position ourselves as a critical component of the automotive supply chain, with the ability to meet customers’ changing transportation needs in a volatile environment. While the market for trucking, and automotive trucking specifically, has excess transportation supply relative to current demand, we do not expect this to persist long-term, as smaller carriers will face acute challenges related to equipment age and reinvestment, rising insurance costs, driver recruitment and driver fallout, and increasingly stringent service, quality, technology, and regulatory requirements. PAL continues to strengthen its organizational infrastructure, while improving efficiency at the same time. I’m very pleased with our progress 18 months into this journey and I’m encouraged about future progress.”

Explanatory Note

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock and affected the acquisition of Delta Auto Transport, Inc., Deluxe Auto Carriers, Inc., Sierra Mountain Group, Inc., Proficient Auto Transport, and Tribeca Automotive Inc. (collectively, the “Founding Companies”). Thereafter, on August 16, 2024, the Company acquired Auto Transport Group, LC, (“ATG”) and on November 1, 2024, the Company acquired Utah Truck & Trailer Repair, LLC, (“UTT”), a repair facility located at the ATG headquarters terminal in Ogden, Utah.   On April 1, 2025, the Company acquired Brothers Auto Transport, LLC, (“Brothers”), located in Wind Gap, Pennsylvania and on May 27, 2025, the Company acquired PVT Truck & Trailer Repair, LLC, (“PVT”) a repair facility located at the Brothers headquarters. For a full description of these transactions and subsequent acquisitions, please refer to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

The Company is providing the below summary unaudited financial information for the three months ended September 30, 2025 and 2024. Please refer to footnote 1 in the table for a description of periods included for more recently acquired entities.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Financial Information (1)

($000s)	Three months ended
	9/30/2025	9/30/2024
Total Operating Revenue	$114,295	$91,506

Total Operating Loss	(101)	(2,186)

Addback:
Amortization of Intangibles	2,455	2,217
Stock Compensation expense	1,870	1,071
Adjusted Operating Income (2)	4,224	1,102

Adjusted Operating Ratio (2)	96.3%	98.8%

Loss before income taxes	(3,666)	(1,693)

Addback:
Depreciation & Amortization	10,173	8,784
Stock Compensation Expense	1,870	1,071
Interest Expense	1,683	1,407
Restructuring Charge	1,901	-
Adjusted EBITDA (3)	11,961	9,569

Adjusted EBITDA Margin (3)	10.5%	10.5%

(1)

The amounts shown reflect the unaudited summary financial results for the full three-month periods presented. Amounts related to ATG and Brothers are included only since August 16, 2024 and April 1, 2025, the respective dates of acquisition.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense and amortization of intangibles. These measures provide management with insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating (Loss) Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA to (Loss) Income before income taxes, the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ended
Select Operating Metrics	9/30/2025	9/30/2024	% Change
Unit Volume - Company Deliveries	209,340	167,772	24.8%
Revenue / Unit - Company Deliveries	$181.42	$184.21	(1.5)%

Unit Volume - Subhaulers	396,001	331,539	19.4%
Revenue / Unit - Subhaulers	$167.97	$161.02	4.3%

Percent Revenue, Company Deliveries	36%	37%
Percent Revenue, Subhaulers	64%	63%

(1)	Amounts related to ATG and Brothers are included only since August 16, 2024, and April 1, 2025, the respective dates of acquisition.

Unit deliveries during the third quarter were up approximately 21.0% from the same period last year. Company unit deliveries increased 24.8% year-over-year, outpacing 19.4% growth in subhaul deliveries versus the same period, reflecting continued prioritization of company-owned truck asset utilization for units delivered.

Total revenue was up $22.8 million, or 24.9%, compared to the third quarter of 2024, reflecting a full quarter of the ATG and Brothers acquisitions, new business wins, and comparably improved market conditions and revenue per unit versus the same quarter last year. The dedicated fleet portion of Proficient’s revenue was $4.2 million in the third quarter of 2025, compared to $4.7 million in the third quarter of last year.

Third quarter results include $1.9 million of restructuring charges, primarily reflecting consolidation and organizational realignment initiatives designed to improve operational efficiency and future profitability. These charges consisted primarily of separation payments related to headcount reductions and acceleration of premium charges on terminated insurance contracts, from which the Company will derive ongoing savings in excess of $3 million annually, substantially beginning in 2026. Adjusted operating ratio, which excludes these charges, was 96.3%, improved 250 basis points year-over-year. In addition, these actions resulted in approximately $725 thousand of one-time accelerated stock compensation expense in accordance with employment agreements which was not included in the restructuring charge.

Balance Sheet

The Company ended the third quarter with $14.5 million of cash and $79.2 million of debt. The $79.2 million total debt reflects an $11.0 million reduction in the quarter, comprised of $6.0 million in scheduled long-term debt repayment and full paydown of the $5.0 million balance on the Company’s $20.0 million revolving line of credit. The resulting net debt of approximately $64.7 million on September 30, 2025, equates to a net leverage ratio of 1.7x when compared to adjusted EBITDA of $38.0 million for the trailing twelve months.

Conference Call

The Company will host an investor conference call at 5:00 p.m. EST to discuss the results. Investors are invited to join the conference call by registering through the following link:

https://register-conf.media-server.com/register/BIe26e8494ebd64ec0b74db5f313cf00f9; once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/tj5pzvgh.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies since our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on From 10-K (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Operating Income, and Adjusted Operating Ratio, provide useful information in measuring operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-cash and non-recurring items.

EBITDA, Adjusted Operating Income, and Adjusted Operating Ratio do not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, income tax expense (benefit) and depreciation expense and intangible amortization expense.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

Operating income is calculated as total revenue less total operating expenses.

Adjusted operating income is calculated as total revenue less total operating expenses reduced for share-based compensation expense and amortization of intangibles

Operating ratio is calculated as total operating expenses as a percentage of operating revenue.

Adjusted operating ratio is calculated as total operating expenses reduced for share-based compensation expense and amortization of intangibles, as a percentage of operating revenue

Summary Unaudited Financial Information (1)

Trailing Twelve months ending-	9/30/2025
($000s)
(Loss) Income before income taxes	$(13,699)

Addback:
Depreciation & Amortization	37,307
Stock Compensation Expense	5,411
Interest Expense	7,052
Restructuring Charge	1,901
Adjusted EBITDA	$37,972

(1)	The amounts shown above reflect the unaudited summary financial results for the full twelve-month period presented. Amounts related to ATG and Brothers are included only since August 16, 2024 and April 1, 2025, the respective dates of acquisition.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	Successor
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$14,535,206	$15,398,714
Accounts receivable, less allowance for credit losses (2025 - $444,292; 2024 - $134,372)	45,921,867	37,394,656
Net investment in leases, current portion	157,379	266,447
Maintenance supplies	1,629,186	1,356,814
Assets held for sale	28,500	265,900
Income tax receivable	2,294,190	2,944,742
Prepaid expenses and other current assets	8,152,346	10,060,169
Total current assets	72,718,674	67,687,442
Property and equipment, net of accumulated depreciation (2025 - $35,914,331; 2024 - $15,541,572)	120,531,376	122,636,636
Operating lease right-of-use assets	9,295,968	10,970,536
Net investment in leases, less current portion	37,495	175,330
Deposits	6,144,419	4,676,679
Goodwill	173,424,181	169,056,675
Intangible assets, net of amortization (2025 - $13,034,472; 2024 - $5,709,360)	127,385,528	132,490,640
Other long-term assets	734,621	393,006
Total assets	$510,272,262	$508,086,944

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$11,107,676	$9,829,355
Accrued liabilities	29,494,642	21,826,519
Finance lease liabilities, current portion	31,578	89,184
Operating lease liabilities, current portion	1,696,349	1,825,970
Long-term debt, current portion	21,417,482	19,052,903
Total current liabilities	63,747,727	52,623,931

Long-term liabilities:
Line of credit	-	7,000,000
Finance lease liabilities, less current portion	-	8,343
Operating lease liabilities, less current portion	7,848,501	9,258,234
Long-term debt, less current portion	57,812,341	56,336,911
Deferred tax liability, net	40,132,537	42,638,079
Other long-term liabilities	2,341,923	2,241,923
Total liabilities	171,883,029	170,107,421

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,818,905 and 27,069,114 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	278,188	270,691
Additional paid in capital	354,927,346	346,756,929
Accumulated deficit	(16,816,301)	(9,048,097)
Total stockholders’ equity	338,389,233	337,979,523
Total liabilities and stockholders’ equity	$510,272,262	$508,086,944

 PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended
	September 30, 2025	September 30, 2024
Operating revenue
Revenue, before fuel surcharge	$104,900,181	$84,289,892
Fuel surcharge and other reimbursements	7,442,725	6,017,296
Other revenue	1,266,845	375,967
Lease revenue	685,053	822,346
Total operating revenue	114,294,804	91,505,501

Operating Expenses
Salaries, wages and benefits	22,341,396	17,373,659
Stock-based compensation	1,870,211	1,071,160
Fuel and fuel taxes	6,497,935	5,956,074
Purchased transportation	56,851,258	44,995,562
Truck expenses	6,739,370	5,692,078
Depreciation	7,718,519	6,566,444
Intangible amortization	2,454,641	2,217,083
Gain on sale of equipment	(52,597)	(107,491)
Insurance premiums and claims	5,405,410	5,459,075
General, selling, and other operating expenses	4,569,409	4,467,362
Total Operating Expenses	114,395,552	93,691,006
Operating loss	(100,748)	(2,185,505)
Other income and expense
Interest expense	(1,682,501)	(1,407,146)
Acquisition costs	(94,738)	(1,049,570)
Adjustment of Earn Out Contingency	-	3,095,114
Restructuring Charges	(1,901,103)	-
Other income, net	113,150	(146,151)
Total other income (expense), net	(3,565,192)	492,247
Loss before income taxes	(3,665,940)	(1,693,258)
Income tax (benefit) expense	(646,254)	(327,782)
Net loss	$(3,019,686)	$(1,365,476)

Loss Per Share
Basic & Diluted	$(0.11)	$(0.05)

Weighted Average Shares
Basic & Diluted	27,796,148	26,495,108